                                                                   EXHIBIT 10.17

                             Employment Agreement

                                    between

                                Avenue A, Inc.

                                      and

                               Stephen D. Klein



                                                 Dated as of September 2, 1999

                             Employment Agreement



     This Employment Agreement (this "Agreement"), dated as of September 2, 1999, between Avenue A, Inc., a Washington corporation ("Employer"), and Stephen
D. Klein ("Employee");

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, Employer has entered into a Purchase Agreement (the "Purchase Agreement"), dated the date hereof, with the members of I-Balls LLC, a New York limited liability company (the "Company"), to purchase all of the outstanding limited liability company membership interests of the Company; and

     WHEREAS, Employee has been serving as a manager of the Company; and Employer desires to retain the services of Employee upon the terms and conditions set forth herein; and

     WHEREAS, Employee is willing to provide services to Employer upon the terms and conditions set forth herein;

                             A G R E E M E N T S:
                             - - - - - - - - - -

     NOW, THEREFORE, for and in consideration of the mutual promises contained herein and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, Employer and Employee hereby agree, subject to the execution of the Purchase Agreement and consummation of the transactions contemplated thereunder, as follows:

1.   EMPLOYMENT

     Employer will employ Employee and Employee will accept employment by Employer. Also, Employer will appoint and Employee will accept appointment as Chairman of the Board of the Company and as an executive officer of the Company. Employee will have the authority, subject to Employer's Articles of Incorporation and Bylaws, as may be granted from time to time by the Board of Directors of Employer. Employee will perform the duties as may be assigned from time to time by the Board of Directors of Employer, which relate to the business of the Company, Employer, its subsidiaries, or any business ventures in which the Company, Employer or its subsidiaries may participate. Employee shall perform his duties at Employer's facility located at 487 Greenwich Street, New York City, New York (the "Facility"), or such other similarly located location of Employer to which Employee may be assigned from time to time by Employer, provided that nothing herein shall be construed to require Employee to perform his duties at a facility located more than five miles from the Facility.

2.   MINIMUM HOURS

     Employee will devote a minimum of 20 hours per week to the Company's business and will skillfully serve its interests during the term of this Agreement.

3.   TERM

     Unless otherwise terminated pursuant to paragraph 6 of this Agreement, Employee's term of employment under this Agreement shall expire two years from the date of this Agreement.

4.   COMPENSATION

     During the term of this Agreement, Employee agrees that he will work without a base salary, and Employer agrees to pay or cause to be paid to Employee, and Employee agrees to accept in exchange for the services rendered hereunder by him, incentive payments of up to an aggregate of $750,000 for 1999 and $750,000 for 2000 (the "Incentive Payments") in accordance with the following tables. The Incentive Payments will be made to Employee if and only if the Company achieves annual gross income targets in accordance with the following tables. In addition, on the date hereof Employer shall grant to Employee, and Employee agrees to accept in exchange for the services rendered hereunder by him, nonqualified options to purchase an aggregate of 600,000 shares of common stock, par value $0.01 per share (the "Common Stock"), of Employer, at an exercise price of $2.50 per share (the "Options"). The Options shall vest six years from the date of grant unless sooner vested in accordance with the following tables or unless earlier terminated. The Options shall be subject to the terms and conditions of a stock option letter agreement in substantially the form attached hereto as Exhibit A.

                                             1999 Targets and Incentives
---------------------------------------------------------------------------------------------------------------------------------
  1999 Annual "Gross                            Amount of Incentive                      Number of Options to
  Income" Target of                               Payment Paid to                     Employee Which Vest at 90
       Company                                  Employee Within 90                  days after December 31, 1999
                                            days after December 31, 1999
---------------------------------------------------------------------------------------------------------------------------------
Less than $1.95 million                     None                                    None
---------------------------------------------------------------------------------------------------------------------------------
At least $1.95 million but                  $250,000                                100,000
 less than $2.4 million
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
At least $2.4 million but                            An additional $250,000                   An additional 100,000
 less than $3 million
---------------------------------------------------------------------------------------------------------------------------------
$3 million or greater                                An additional $250,000                   An additional 100,000
---------------------------------------------------------------------------------------------------------------------------------

If the Company's 1999 Annual Gross Income Target of $1.95 million is not met for the 12 months ended December 31, 1999, Employee may elect to seek to have the Company meet the Annual Gross Income Target set forth in the table above for the 12-month period ending March 31, 2000 (the "Revised Period"), and if such election is made and such targets are met for the Revised Period, the Incentive Payments shall be paid and the Options shall vest in accordance with the table above, except that the date December 31, 1999 shall be deemed to be replaced with the date March 31, 2000 wherever it appears in such table.

                                           2000 Targets and Incentives
---------------------------------------------------------------------------------------------------------------------------------
     2000 Annual "Gross                    Amount of Incentive Payment                 Number of Options to Employee
     Income" Target of                     Paid to Employee Within 90                   Which Vest at 90 days after
          Company                          days after December 31, 2000                      December 31, 2000
---------------------------------------------------------------------------------------------------------------------------------
Less than $3.45 million                    None                                        None
---------------------------------------------------------------------------------------------------------------------------------
At least $3.45 million but                 $250,000                                    100,000
 less than $4.2 million
---------------------------------------------------------------------------------------------------------------------------------
At least $4.2 million but                  An additional $250,000                      An additional 100,000
 less than $5.25 million
---------------------------------------------------------------------------------------------------------------------------------
$5.25 million or greater                   An additional $250,000                      An additional 100,000
---------------------------------------------------------------------------------------------------------------------------------

For purposes of this Section 4, "Gross Income" means gross ad buy income, plus commissions, less site payout, as reflected on the Company's financial statements.

5.   BENEFITS AND REIMBURSEMENT OF EXPENSES

     5.1  General

     During the term of this Agreement, Employee will be entitled to participate, subject to and in accordance with applicable eligibility requirements, in fringe benefit programs generally available to other members of Employer's management. Employer shall pay or reimburse Employee for all reasonable travel and other expenses incurred by Employee in performing his obligations under this Agreement.

     5.2  Benefits Payable Upon Disability

     If Employee shall be prevented during the term of this Agreement from properly performing services hereunder by reason of illness or other physical or mental incapacity, Employer shall continue to pay Employee any earned incentive payments as set forth in Section 4 of this Agreement and reimbursement for any unreimbursed business expenses hereunder during the period of Employee's disability; provided, however, that (a) Employee shall not receive such payments after the end of the term of this Agreement, and (b) if Employee is disabled for a period or periods aggregating 90 calendar days, then Employee shall receive the greater of (i) the earned incentive payments as set forth in Section 4 for such 90-day period, provided, however, that Employer's obligations hereunder shall cease and terminate at the end of such 90-day period, and (ii) any amounts Employee is entitled to receive pursuant to any Employer-sponsored benefit plans by virtue of his disability or inability to perform his duties as described in
Section 1 herein ("Disability Plans").

     5.3  Benefits Payable Upon Death

     In the event of the death of Employee during the term of this Agreement, Employee shall be entitled to receive the greater of (i) any earned incentive payments due under Section 4 of this Agreement and reimbursement for any unreimbursed business expenses payable hereunder, or (ii) any amount Employee may be entitled to receive pursuant to any Disability Plan as a result of Employee's death during the term of this Agreement. Any such amount payable under this Section 5.3 shall be paid to Employee's surviving spouse, or if there is no spouse surviving, then to Employee's designee or representative as the case may be through the six-month period following the end of the calendar month in which death occurs.

6.   TERMINATION

     Employment of Employee pursuant to this Agreement may be terminated as follows, but in any case, the provisions of the Confidentiality Agreement referenced in paragraph 8 hereof shall survive the termination of this Agreement and the termination of Employee's employment hereunder:

     6.1. By Employer

          6.1.1  For Cause

          Notwithstanding anything herein to the contrary, the Employer may, without liability, terminate Employee's employment hereunder for Cause at any time immediately upon written notice from the Board of Directors of the Employer. As used herein the term "Cause" shall mean, without limitation, the occurrence of one or more of the following events: (i) Employee's material misconduct or dishonesty in the performance of Employee's duties or other knowing and material violation of Employer's policies and procedures in effect from time to time; (ii) actions (or failures to act) by Employee in bad faith with respect to Employer or that materially impair Employer's business, goodwill or reputation; (iii) the conviction of Employee for a felony involving an act of dishonesty, moral turpitude, deceit or fraud; (iv) any breach of Section 8 of this Agreement; (v) a material breach by Employee of one or more terms of this Agreement, other than
Section 8, which breach Employee has not cured within thirty days of Employee's receipt of written notice from Employer of such breach; or (vi) Employee's failure to perform his duties hereunder in a manner reasonably satisfactory to the Board of Directors or senior management of Employer, provided that Employee shall first be given written notice specifically describing such unsatisfactory performance and recommending actions to be taken to cure such failure, and Employee shall not have cured such failure within sixty days of receipt of such notice.

          6.1.2  Other Than for Cause

          Notwithstanding anything herein to the contrary, Employer may also terminate Employee's employment hereunder without Cause at any time, for any reason.

          6.2. By Employee

          Employee may terminate his employment at any time, for any reason, upon giving Notice of Termination (as defined below).

          6.3. Automatic Termination

          Subject to the provisions of Section 5 herein, this Agreement and Employee's employment hereunder shall terminate automatically upon the death or total disability of Employee. The term "total disability" as used herein shall mean Employee's inability to perform the duties set forth in paragraph 1 hereof for a period or periods aggregating 90 calendar days in any 12-month period as a result of physical or mental illness, loss of legal capacity or any other cause beyond Employee's control, unless Employee is granted a leave of absence by the Board of Directors of Employer. Employee and Employer hereby acknowledge that Employee's ability to perform the duties specified in paragraph 1 hereof is of the essence of this Agreement. Subject to the provisions of Section 5 herein, termination hereunder shall be deemed to be effective (a) at the end of the calendar month in which Employee's death occurs or (b) immediately upon a determination by the Board of Directors of Employer of Employee's total disability, as defined herein.

          6.4  Notice

          The term "Notice of Termination" shall mean at least 14 days' written
                    ---------------------
notice of termination of Employee's employment, during which period Employee's employment and performance of services will continue; provided, however, that
                                                      --------  -------
Employer may, upon notice to Employee and without reducing Employee's compensation during such period, excuse Employee from any or all of his duties during such period. The effective date of the termination of Employee's employment hereunder shall be the date on which such 14-day period expires.

          6.5  Termination of Compensation and Benefits

               6.5.1  Termination by Employer

               If the Employer terminates Employee's employment other than for Cause then, notwithstanding anything herein to the contrary, and in complete satisfaction and discharge of all its obligations to Employee hereunder, Employer shall pay Employee any incentive payments earned under Section 4 of this Agreement for the balance of the period specified in Section 3 of this Agreement. In addition, the Options shall continue to vest in accordance with the tables set forth in Section 4 of this Agreement, and any unvested Options as of 91 days after December 31, 2000 shall be terminated. If the Employer terminates Employee's employment for Cause then, notwithstanding anything herein to the contrary, and in complete satisfaction and discharge of all its obligations to Employee hereunder, Employer shall pay Employee the pro rata portion of any incentive payments for 1999 or 2000 (as applicable) earned under
Section 4 of this Agreement based on the period of time actually spent by Employee as an employee of Employer during such year. In addition, the Options shall continue to vest in accordance with the tables set forth in Section 4 of this Agreement, and Employee shall retain the pro rata portion of any such vested Options for 1999 or 2000 (as applicable) based on the period of time actually spent as an employee of Employer during such year, and any other Options (vested or unvested) shall be terminated.

               6.5.2  Termination by Employee

               If Employee resigns or otherwise voluntarily leaves Employer's employment prior to the expiration of the Agreement, then, notwithstanding anything herein to the contrary, and in complete satisfaction and discharge of all its obligations to Employee hereunder, Employer shall pay Employee the pro rata portion of any incentive payments for 1999 or 2000 (as applicable) earned under Section 4 of this Agreement based on the period of time actually spent by Employee as an employee of Employer during such year. In addition, the Options shall continue to vest in accordance with the tables set forth in Section 4 of this Agreement, and Employee shall retain the pro rata portion of any such vested Options for 1999 or 2000 (as applicable) based on the period of time actually spent as an employee of Employer during such year, and any other Options (vested or unvested) shall be terminated. Employee shall have no further obligations under this Agreement except as set forth in Sections 7 and 8.

          6.5.3.  Change of Control

          If there is a "Change of Control" of Employer (as such term is defined below), Employee may, at his option, terminate his employment with the Company and Employer shall pay Employee any incentive payments earned under Section 4 of this Agreement for the balance of the period specified in Section 3 of this Agreement. In addition, if Employee terminates his employment pursuant to the preceding sentence, the Options shall continue to vest in accordance with the tables set forth in Section 4 of this Agreement, and any unvested Options as of 91 days after December 31, 2000 shall be terminated. For purposes of this Agreement, "Change of Control" means (i) an event following the date of this Agreement in which any sole person or entity, together with all "affiliates" and "associates" of such person or entity (as such terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended), shall become the beneficial owner, directly or indirectly, of a majority of the voting power of the capital stock of Employer then outstanding;
(ii) the sale of all or substantially all of the Employer's assets; or (iii) the merger or consolidation of the Employer with any other corporation or entity (other than a wholly-owned subsidiary) where the Employer is not the surviving corporation or survives only as a subsidiary of another corporation.

7.   LIMITATION ON DISPOSITION OF SHARES; RIGHT OF FIRST REFUSAL

     Any shares of Common Stock issued upon exercise of the Options shall be subject to the limitations on disposition of shares set forth in Section 5.3 of the Purchase Agreement, including, but not limited to, Employer's right of first refusal with respect to such shares. Notwithstanding anything herein to the contrary, such limitations shall survive the termination of Employee's employment with Employer and the expiration of the term of this Agreement.

8.   NONCOMPETITION AND NONSOLICITATION

     Employee agrees to enter into a Confidentiality, Inventions Assignment, Noncompetition and Nonsolicitation Agreement (the "Confidentiality Agreement") in substantially the form attached as Exhibit B hereto. The Confidentiality Agreement shall survive the termination of Employee's employment with Employer and the expiration of the term of this Agreement. Employee and Employer acknowledge and agree that consideration has been given for Employee entering into the Confidentiality Agreement, such consideration including, without limitation, the Incentive Payments. Violation by Employee of the Confidentiality Agreement shall relieve Employer of any obligation it may have to make the Incentive Payments, but shall not relieve Employee of his obligations, as required under the Confidentiality Agreement, not to compete or solicit.

9.   REPRESENTATIONS AND WARRANTIES; NO VIOLATION

     In order to induce Employer to enter into this Agreement, Employee represents and warrants to Employer that neither the execution nor the performance of this Agreement by Employee will violate or conflict in any way with any other agreement by which Employee may be bound, or with any other duties imposed upon Employee by corporate or other statutory or common law.

10.  INDEMNIFICATION

     Employee shall be indemnified by Employer to the extent permitted by applicable law and as provided by Section 10 of Employer's Bylaws. Employee shall be entitled to coverage under Employer's director and officer insurance policy to the extent that such coverage is provided to other officers of Employer.

11.  NOTICE AND CURE OF BREACH

     Whenever a breach of this Agreement by either party is relied upon as justification for any action taken by the other party pursuant to any provision of this Agreement, before such action is taken, the party asserting the breach of this Agreement shall give the other party at least 14 days' prior written notice of the existence and the nature of such breach before taking further action hereunder and shall give the party purportedly in breach of this Agreement the opportunity to correct such breach during the 14-day period, unless a longer period to correct such breach is specifically provided hereunder.

12.  FORM OF NOTICE

     All notices given hereunder shall be given in writing, shall specifically refer to this Agreement and shall be personally delivered or sent by telecopy or other electronic facsimile transmission, by nationally recognized overnight courier or by registered or certified mail, return receipt requested, at the address set forth below or at such other address as may hereafter be designated by notice given in compliance with the terms hereof:

          If to Employee:      Stephen D. Klein
                               200 West 79/th/ Street, #9S
                               New York, NY  10024

          Copy to:             Camhy Karlinsky & Stein LLP
                               1740 Broadway
                               16/th/ Floor
                               New York City, New York 10019-4315
                               Attn:  Eric M. Roth, Esq.

          If to Employer:      Avenue A, Inc.
                               1100 Olive Way, Suite 1270
                               Seattle, WA  98101
                               Facsimile: (206) 521-8808
                               Attention:  Robert M. Littauer

          Copy to:             Perkins Coie LLP
                               1201 Third Avenue, 48/th/ Floor
                               Seattle, WA  98101-3099
                               Facsimile: (206) 583-8500
                               Attention:  David F. McShea

If notice is mailed, such notice shall be effective three business days after mailing, or if notice is personally delivered or sent by telecopy or other electronic facsimile transmission or by overnight courier, it shall be effective upon receipt.

13.  ASSIGNMENT

     This Agreement is personal to Employee and shall not be assignable by Employee. Employer may assign its rights hereunder to (a) any corporation resulting from any merger, consolidation or other reorganization to which Employer is a party or (b) any corporation, partnership, association or other person to which Employer may transfer all or substantially all of the assets and business of Employer existing at such time. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

14.  WAIVERS

     No delay or failure by any party hereto in exercising, protecting or enforcing any of its rights, titles, interests or remedies hereunder, and no course of dealing or performance with respect thereto, shall constitute a waiver thereof. The express waiver by a party hereto of any right, title, interest or remedy in a particular instance or circumstance shall not constitute a waiver thereof in any other instance or circumstance. All rights and remedies shall be cumulative and not exclusive of any other rights or remedies.

15.  ARBITRATION

     Subject to the provisions of the Confidentiality Agreement, any controversies or claims arising out of or relating to this Agreement shall be fully and finally settled by arbitration in New York City, New York in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect (the "AAA"Rules"), conducted by one arbitrator either mutually agreed upon by Employer and Employee or chosen in accordance with the AAA Rules, except that the parties thereto shall have any right to discovery as would be permitted by the Federal Rules of Civil Procedure for a period of 90 days following the commencement of such arbitration and the arbitrator thereof shall resolve any dispute which arises in connection with such discovery. The prevailing party shall be entitled to costs, expenses and reasonable attorneys' fees, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

16.  AMENDMENTS IN WRITING

     No amendment, modification, waiver, termination or discharge of any provision of this Agreement, nor consent to any departure therefrom by either party hereto, shall in any event be effective unless the same shall be in writing, specifically identifying this Agreement and the provision intended to be amended, modified, waived, terminated or discharged and signed by Employer and Employee, and each such amendment, modification, waiver, termination or discharge shall be effective only in the specific instance and for the specific purpose for which given. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by Employer and Employee.

17.  APPLICABLE LAW

     This Agreement shall in all respects, including all matters of construction, validity and performance, be governed by, and construed and enforced in accordance with, the laws of the state of Washington, without regard to any rules governing conflicts of laws.

18.  SEVERABILITY

     If any provision of this Agreement shall be held invalid, illegal or unenforceable in any jurisdiction, for any reason, including, without limitation, the duration of such provision, its geographical scope or the extent of the activities prohibited or required by it, then, to the full extent permitted by law (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intent of the parties hereto as nearly as may be possible, (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision hereof, and (c) any court or arbitrator having jurisdiction thereover shall have the power to reform such provision to the extent necessary for such provision to be enforceable under applicable law.

19.  HEADINGS

     All headings used herein are for convenience only and shall not in any way affect the construction of, or be taken into consideration in interpreting, this Agreement.

20.  COUNTERPARTS

     This Agreement, and any amendment or modification entered into pursuant to paragraph 16 hereof, may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same instrument.

21.  ENTIRE AGREEMENT

     This Agreement on and as of the date hereof constitutes the entire agreement between Employer and Employee with respect to the subject matter hereof and all prior or contemporaneous oral or written communications, understandings or agreements between Employer and Employee with respect to such subject matter are hereby superseded and nullified in their entireties.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties have executed and entered into this Agreement on the date set forth above.

                                   EMPLOYEE:

                                   Stephen D. Klein
                                      /s/ Stephen D. Klein
                                   ---------------------------------------------

                                   EMPLOYER:

                                   AVENUE A, INC.


                                   By: /s/ Robert M. Littauer
                                      ------------------------------------------
                                       Robert M. Littauer
                                       Vice President, Finance & Administration,
                                       and Secretary

                                AVENUE A, INC.

                    CONFIDENTIALITY, INVENTIONS ASSIGNMENT,
                 NONCOMPETITION AND NONSOLICITATION AGREEMENT

     In consideration of my employment as an employee or independent contractor with Avenue A, Inc., a Washington corporation, or any subsidiary of Avenue A, Inc. (the "Company"), the compensation paid to me by the Company and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, I agree as follows:

     Section 1.   Definitions

     Whenever used in this Agreement, the following terms will have the following specified meanings:

     1.1 "Competing Business" means any business that provides Internet or on-line media planning or buying services to third parties. Competing Business does not include a Person who engages in Internet or on-line media planning or buying for its own account.

     1.2 "Confidential Information" means any information that (a) relates to the business of the Company or the prospective business of the Company, (b) is not generally available to the public, and (c) is or was conceived, compiled, developed, discovered or received by, or made available to, me during the Term, whether solely or jointly with others, and whether or not while engaged in performing work for the Company. Without limiting the generality of the foregoing, Confidential Information includes information relating to Inventions, trade secrets, products, services, finances, business plans, marketing plans, legal affairs, suppliers, clients, potential clients, prospects, opportunities, contracts or assets of the Company. Confidential Information also includes any information which has been made available to the Company by or with respect to another Person and which the Company is obligated to keep confidential. Confidential Information does not include information which (a) becomes available to the public other than as a result of a disclosure by me; (b) was available to me on a non-confidential basis outside of my employment with the Company; or (c) becomes available to me on a non-confidential basis from a source other than the Company or any of its officers, directors, employees, agents, creditors, suppliers, lessors, lessees or customers.

     1.3 "Invention" means any product, computer program, device, technique, know-how, algorithm, method, process, procedure, improvement, discovery, design, development, new concept, new idea, or invention, whether or not patentable or copyrightable and whether or not reduced to practice, that (a) is within the scope of the Company's business, research or investigations or results from or is derived from or is suggested by any work performed by me for the Company and (b) is created, conceived, reduced to practice, developed, discovered, invented or made by me during the Term, whether solely or jointly with others, and whether or not while engaged in performing work for the Company.

     1.4 "Material" means any product, prototype, model, document, diskette, tape, picture, drawing, design, recording, report, proposal, paper, note, writing or other tangible item which contains or manifests, whether in printed, handwritten, coded, magnetic or other form, any Confidential Information or Invention.

     1.5 "Person" means any corporation, partnership, trust, association, governmental authority, educational institution, individual or other entity.

     1.6 "Propriety Right" means any patent, copyright, mask work, trade secret, trademark, trade name, service mark or other protected or protectable intellectual property right in any Confidential Information, Invention or Material.

     1.7 "Term" means the term of my employment with the Company, whether on a full-time, part-time or consulting basis.

     Section 2.  Confidential Information, Inventions and Materials

     2.1 The Company will be the exclusive owner of all Confidential Information, Inventions, Materials and Proprietary Rights. To the extent applicable, all Materials will constitute "works for hire" under applicable copyright laws.

     2.2 I hereby assign and transfer, and agree to assign and transfer, to the Company all right, title and interest that I may now or hereafter have in the Confidential Information, Inventions, Materials and Proprietary Rights, subject to the limitations set forth in the Notice below. Additionally, I hereby waive any moral rights that I may have in or to any Confidential Information, Inventions, Materials and Proprietary Rights. I will take such action (including, but not limited to, the execution, acknowledgment, delivery and assistance in preparation of documents or giving of testimony) as may be requested by the Company to evidence, transfer, vest or confirm the Company's right, title and interest in the Confidential Information, Inventions, Materials and Proprietary Rights. I will not contest the validity of any Proprietary Rights.

     2.3 Except as required for performance of my work for the Company or as authorized in writing by the Company, I will not (a) use, disclose, publish or distribute any Confidential Information, Inventions or Materials or (b) remove any Materials from the Company's premises. I will hold all Materials in trust for the Company and I will delivery them to the Company upon request and in any event at the end of the Term. In the event that I am required by legal process to disclose any Confidential Information, I shall provide the Company with prompt notice of such requirement so that the Company may obtain a protective order or other appropriate remedy. If a protective order is obtained, I shall use reasonable efforts to assure that all such information disclosed will be covered by such order or remedy. If a protective order is not obtained, the Company shall waive compliance with the non-disclosure provisions of this Agreement. Whether or not such order orremedy is obtained, I will disclose only that portion of such information which I am legally required to disclose.

     2.4 I will promptly disclose to the Company all Confidential Information, Inventions and Materials, as well as any business opportunity which comes to my attention during the Term and which relates to the business or prospective business of the Company or which arises in connection with my employment of the Company. I will not take advantage of or divert any such opportunity for the benefit of myself or anyone else either during or after the Term without the prior written consent of the Company.

          NOTICE: Notwithstanding any other provision of this Agreement to the contrary, this Agreement does not obligate me to assign or offer to the Company any of my rights in any invention for which no equipment, supplies, facilities, or trade secret information of the Company was used and which was developed entirely on my own time, unless (a) the invention relates (i) directly to the business of the Company or (ii) to the Company's actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by me for the Company. This satisfies the written notice and other requirements of RCW 49.44.140.

     Section 3.  Non-competition and Non-solicitation

     3.1 During the Term and for a period of two (2) years after the Term, I will not directly or indirectly, and whether or not for compensation, either on my own behalf or in any other capacity, be employed by, consult with, or otherwise perform services for, own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be connected with, in any manner, any Competing Business.

     3.2 During the Term and for a period of two (2) years after the Term, I will not directly or indirectly solicit, induce, influence or entice, or attempt to solicit, induce, influence or entice any employee, consultant, customer, supplier, distributor, joint venturer or contractor of the Company (a) to cease his, her or its relationship with the Company or (b) to engage in, be employed by, consult with, or otherwise perform services for, own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be connected with, in any manner, any Competing Business.

     Section 4.  No Conflicting Obligations

     4.1 My execution, delivery and performance of this Agreement and the performance of my other obligations and duties to the Company will not violate any other employment, nondisclosure, confidentiality, consulting or other agreement to which I am a party or by which I may be bound.

     4.2 I will not use in performance of my work for the Company or disclose to the Company any trade secret, confidential or proprietary information of any prior employer or other Person if and to the extent that such use or disclosure may violate any obligation or duty that I owe to such other Person (e.g., under any agreement or applicable law). My compliance with this paragraph will not prohibit, restrict or impair the performance of my work, obligations and duties to the Company.

     Section 5.     Non-disparagement

     5.1 During my employment with the Company and for a period of two (2) years thereafter, I will not (a) make any false, misleading or disparaging representations or statements with regard to the Company or the products or services of the Company or (b) make any statement that may impair or otherwise adversely affect the goodwill or reputation of the Company.

     Section 6.  Miscellaneous

     6.1 This Agreement is not a contract of employment and no rights of employment are hereby created. The Company and I have entered into a written employment agreement dated the date hereof (the "Employment Agreement"). This Agreement will survive any termination of my employment.

     6.2 In the event of any breach of or default under this Agreement by me, the Company may suffer irreparable harm and have no adequate remedy at law. In the event of any such breach or default, or any threat of such breach or default, the Company will be entitled to injunctive relief, specific performance and other equitable relief. Further, in any legal action or other proceeding in connection with this Agreement (e.g., to recover damages or other relief), the prevailing party will be entitled to recover, in addition to any other relief to which it may be entitled, its reasonable attorneys' fees and other costs incurred in that action or proceeding. The rights and remedies of the Company under this paragraph are in addition to, and not in lieu of, any other right or remedy afforded to the Company under any other provision of this Agreement, by law or otherwise.

     6.3 This Agreement will be enforced to the fullest extent permitted by applicable law. If for any reason any provision of this Agreement is held to be invalid or unenforceable to any extent, then (a) such provision will be interpreted, construed or reformed to the extent reasonably required to render the same valid, enforceable and consistent with the original intent underlying such provision, and (b) such invalidity or unenforceability will not affect any other provision of this Agreement or any other agreement between the Company and me. If the invalidity or unenforceability is due to the unreasonableness of the scope or duration of the provision, the provision will remain effective for such scope and duration as may be determined to be reasonable.

     6.4 The failure of the Company to insist upon or enforce strict performance of any other provisions of this Agreement or to exercise any of its rights and remedies under this Agreement will not be construed as a waiver or a relinquishment to any extent of the Company's rights to assert or rely on any such provision, right, or remedy in that or any instance; rather, the same will be and remain in full force and effect.

     6.5 This Agreement is personal to the Employee and shall not be assignable by the Employee. The Company may assign its rights hereunder to (a) any corporation resulting from any merger, consolidation or other re-organization to which the Company is a party or (b) any corporation, partnership, association or other person to which the Company may transfer all or substantially all of the assets and business of the Company existing at such time. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

     6.6 This Agreement sets forth the entire Agreement, and supersedes any and all prior agreements, between me and the Company with regard to any of the following: the Confidential Information, Inventions, Materials and Proprietary Rights of the Company, noncompetition, nonsolicitation and nondisparagement. This Agreement may not be amended, except by writing signed by the party against whom such amendment is sought to be enforced.

     6.7 This Agreement will be governed by the laws of the State of Washington without regard to its choice of law provisions, provided however, that any action, suit or proceeding to enforce the terms of this Agreement shall be brought in the state or federal courts located in the state of New York and all applicable appellate courts, in connection with any action relating to this Agreement. Further, I will not bring any action relating to this Agreement other than in the courts specified in this paragraph.

     6.8 I have carefully read all of the provisions of this Agreement and agree that (a) the same are necessary for the reasonable and proper protection of the Company's business, (b) the Company has been induced to enter into and continue its relationship with me in reliance upon my compliance with the provisions of this Agreement, (c) every provision of this Agreement is reasonable with respect to its scope and duration, and (d) I have received a copy of this Agreement.

This Agreement shall be effective as of September 2, 1999.


                                          /s/ STEPHEN D. KLEIN
                              ----------------------------------------------
                              Signature


                                            Stephen D. Klein
                              ----------------------------------------------
                              FULL NAME (print or type)

                              Soc. Sec. No.
                                            --------------------------------



     ACCEPTED:
     ---------



     AVENUE A, INC.



     By:      /s/ ROBERT M. LITTAUER
        -----------------------------------
        Robert M. Littauer
        Vice President, Finance & Administration,
        and Secretary